SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
                                      1934



        Date of Report (Date of earliest event reported): April 20, 2006


                                    PHC, Inc.
             (Exact Name of Registrant as Specified in its Charter)

                                  Massachusetts
                    (State of Incorporation or Organization)

    0-22916                                                    04-2601571
(Commission Number)                                         (I.R.S. Employer
                                                            Identification No.)


200 Lake Street, Suite 102, Peabody, Massachusetts                01960
 (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:  (978) 536-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13c-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c)

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
Item 1.01.  Entry into a Material Definitive Agreement

     On April 20, 2006, in conjunction with the agreement the Company entered into with Medical Information Technologies, Inc., ("Meditech"), as previously disclosed, the Company signed a Master Lease Agreement with Bank of America to finance the acquisition of the software and the required hardware which will provide the Company with enhanced billing, collection and clinical reporting capabilities.

     The agreement provides separate components for hardware and software:

          * Under the first component Bank of America has agreed to purchase hardware that is necessary for the Company to use the Meditech software. This hardware is expected to be delivered in August 2006. The Company has agreed to lease the hardware from Bank of America for [39] months beginning in April 2006. Scheduled lease payments on the hardware begin at $00 for the first three payments, followed by 35 payments of $6,065.11 and the final payment of $6,065.11 paid upon the signing of the lease. The lease includes an option for the Company to purchase the hardware at fair market value at the lease termination. Based on required disbursements by Bank of America in the amount of $200,000 to purchase the software, and the expected fair market value at lease termination, the lease payments over the term are equivalent to financing the purchase of the hardware at an annual interest rate of 6.13%.

          * Under the second component Bank of America has agreed to disburse $462,431 to Meditech to purchase software that the Company would otherwise be obligated to purchase under its agreement with Meditech. The schedule of Bank of America's purchase is based on the software delivery and implementation plan included in the Meditech agreement with the Company. The Company has entered into a capital lease with Bank of America to lease the software for [66] months beginning in April 2006. Scheduled payments under the lease begin at $00 for the first six payments, followed by four payments of $3,000, 55 payments of $9,868.71 and the final payment of $9,868.71 paid upon the signing of the lease. The Company has an option to purchase the software for one dollar at lease termination. The lease payments over the term are equivalent to financing the purchase of the software at an annual interest rate of 8.03%.

     The Company expects full implementation of the software at its treatment facilities by March 2007.

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

SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    PHC, INC.


Date: April 26, 2006                                By: /s/ Bruce A. Shear
                                                            Bruce A. Shear
                                                            President